Exhibit 99.1
SecureWorks Reports Fiscal 2017 Fourth Quarter and Full Year Results

Fourth Quarter 2017 Highlights

•	Revenue increased 26.4 percent year-over-year to $118.9 million; non-GAAP revenue increased 25.7 percent year-over-year to $119.2 million.

•	Gross margin increased 550 basis points over last year to 52.7 percent; non-GAAP gross margin increased 450 basis points over last year to 55.8 percent.

•	Net loss per share improved to $0.09 from $0.21 last year; Non-GAAP net loss per share improved to $0.02 from $0.13 last year.

Full Year 2017 Highlights

•	Revenue increased 26.5 percent year-over-year to $429.5 million; non-GAAP revenue increased 25.7 percent year-over-year to $430.4 million.

•	Gross margin increased 460 basis points over last year to 50.5 percent; non-GAAP gross margin increased 210 basis points over last year to 53.9 percent.

•	Net loss per share improved to $0.49 from $1.03 last year; Non-GAAP net loss per share improved to $0.19 from $0.62 last year.

ATLANTA, Ga, March 29, 2017 - SecureWorks (NASDAQ: SCWX), a leading provider of intelligence-driven information security solutions, today announced its financial results for its fourth fiscal quarter and its full fiscal year 2017 ended February 3, 2017. Fiscal 2017 included 53 weeks with the additional week included in the fourth quarter and fiscal 2016 included 52 weeks.

“We had a strong finish to fiscal 2017. Revenue for the quarter exceeded the top end of our guidance. We continued to improve our gross margin this quarter, and we narrowed our net loss,” said Michael R. Cote, Chief Executive Officer of SecureWorks. “Our technology leadership, exclusive focus on information security and client-centric culture uniquely position SecureWorks to deliver solutions that provide a powerful integrated approach to protect our clients’ ecosystems against cyber threats. As we enter fiscal 2018, I am excited about our opportunity to create even greater competitive separation and capitalize on the market opportunity ahead.”

A few business and operational highlights for the fourth quarter 2017 include:

•
The Company was once again positioned in the Leaders quadrant in Gartner’s most recent Magic Quadrant for Managed Security Services Providers (“MSSPs”), Worldwide1 making this the ninth time SecureWorks has been recognized in this report.

____________________
1 Gartner Magic Quadrant for Managed Security Services, Worldwide, Toby Bussa, Kelly M. Kavanagh, Sid Deshpande, January 26, 2017

•
The Company previewed its first Cloud Guardian solution: Cloud Security Configuration Management. This SaaS-based product helps clients implement security policy and cloud security best practices for their workloads running on AWS.

•
The Company added two information-technology industry veterans to its executive leadership team - a Chief Revenue Officer and a Chief Marketing Officer. Their deep experience and expertise will be instrumental as the Company implements a scalable enterprise sales process and integrated, client focused marketing.

•
The Company published its first “Cybersecurity Threat Insights Report for Leaders,” sharing key findings and observations from over 160 incident response engagements over the first half of calendar 2016.

•	As of February 3, 2017, the Company had approximately 4,400 subscription-based clients across 61 countries.

•
The Company has reported operating expenses using classifications more closely aligned with its peers. It has reclassified expenses previously included in general and administrative expenses into research and development expenses and sales and marketing expenses. The effect of these reclassifications on historical periods is included in a table attached to this earnings release. Additional details will be included in the Company’s annual report on Form 10-K.

Fourth Quarter 2017 Financial Results Highlights

•
Revenue increased 26.4 percent to $118.9 million from $94.1 million in the fourth quarter of fiscal 2016. Non-GAAP revenue increased 25.7 percent to $119.2 million from $94.8 million in the fourth quarter of fiscal 2016.

◦	Excluding the additional week of operations in the fourth quarter of fiscal 2017, revenue increased 16.9 percent, and non-GAAP revenue increased 16.3 percent over the fourth quarter of fiscal 2016.

•
Gross margin was 52.7 percent, up from 47.2 percent in the fourth quarter of fiscal 2016. Non-GAAP gross margin increased to 55.8 percent from 51.3 percent in the fourth quarter of fiscal 2016. The increase in GAAP and non-GAAP gross margins was due to strong revenue growth and efficiencies as we continued to leverage our global service delivery model.

•	Operating loss was $12.0 million; non-GAAP operating loss was $2.1 million.

•
Net loss was $6.8 million, or $0.09 per share, compared to a net loss of $14.9 million, or $0.21 per share, in the fourth quarter of fiscal 2016. Non-GAAP net loss was $1.6 million, or $0.02 per share, compared to a non-GAAP net loss of $9.2 million, or $0.13 per share, in the fourth quarter of fiscal 2016.

•	Adjusted EBITDA was a positive $0.8 million, compared to a loss of $11.1 million in the fourth quarter of fiscal 2016.

•	The number of weighted average shares outstanding during the fourth quarter was approximately 80.0 million.

•
Monthly recurring revenue as of February 3, 2017 increased 10.5 percent to $31.6 million from $28.6 million as of January 29, 2016. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Fiscal 2017 Financial Results Highlights

•	Revenue in fiscal 2017 increased 26.5 percent to $429.5 million from $339.5 million in fiscal 2016. Non-GAAP revenue increased 25.7 percent to $430.4 million from $342.3 million in fiscal 2016.

◦	Excluding the 53rd week of operations in fiscal 2017, revenue growth was 23.9 percent, and non-GAAP revenue growth was 23.1 percent compared to the fourth quarter of fiscal 2016.

•
Gross margin was 50.5 percent, up from 45.9 percent in fiscal 2016. Non-GAAP gross margin increased to 53.9 percent from 51.8 percent in fiscal 2016. The increase in GAAP and non-GAAP gross margins was due to strong revenue growth and efficiencies as we leveraged our global service delivery model.

•	Operating loss for fiscal 2017 was $66.0 million; non-GAAP operating loss was $26.1 million.

•
Net loss was $38.2 million, or $0.49 per share, compared to a net loss of $72.4, or $1.03 per share, in fiscal 2016. Non-GAAP net loss was $14.5 million, or $0.19 per share, compared to a non-GAAP net loss of $43.1 million, or $0.62 per share, in fiscal 2016.

•	Adjusted EBITDA was a loss of $15.6 million, compared to a loss of $48.0 million in fiscal 2016.

•	The number of weighted average shares outstanding during fiscal 2017 was approximately 77.6 million.

•	SecureWorks ended the fiscal year with $116.6 million in cash and cash equivalents.

First Quarter and Full Fiscal Year 2018 Guidance

Based on current market conditions, the Company expects the following results for the first quarter and full fiscal year ending on February 2, 2018:

For the first quarter, the Company expects:

•	Revenue, both GAAP and non-GAAP, to be in the range of $110 to $111 million.

•	Net loss per share to be in the range of $0.14 to $0.15 and non-GAAP net loss per share to be in the range of $0.05 to $0.06.

•	Approximately 80.075 million weighted average shares outstanding during the first quarter of fiscal 2018.

For fiscal year 2018, the Company expects:

•	Revenue to be between $457 to $463 million. Non-GAAP revenue to be in the range of $458 to $464 million.

•	Net loss per share to be in the range of $0.52 to $0.56 and non-GAAP net loss per share to be in the range of $0.18 to $0.22.

•	Net loss to be in the range of $42 to $45 million and adjusted EBITDA loss to be in the range of $12 to $17 million.

•	Approximately 80.349 million weighted average shares outstanding during fiscal year 2018.

•	Capital expenditures to be approximately $18 to $20 million.

•	Monthly recurring revenue to be in the range of $34.4 to $36.4 million at the end of the fourth quarter of fiscal 2018.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter and fiscal year performance and outlook for its fiscal first quarter and full fiscal year 2018 on March 29, 2017, at 8:00 a.m. ET. A live audio webcast of the conference call will be accessible on the company’s website at http://investors.secureworks.com. The webcast will be archived at the same location for one year.

Non-GAAP Financial Measures

The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the first quarter of fiscal 2018 and for full year fiscal 2018, net loss and adjusted EBITDA loss for full year fiscal 2018, capital expenditures for full year fiscal 2018, weighted average shares outstanding for the first quarter of fiscal 2018 and for full year fiscal 2018, and monthly recurring revenue at the end of the first quarter and the fourth quarter of fiscal 2018, which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in Company’s quarterly report on Form 10-Q for the quarter ended October 28, 2016, as well as in the Company’s other SEC filings, including the Company’s annual report on Form 10-K to be filed for the fiscal year ended February 3, 2017. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About SecureWorks

SecureWorks is a leading global provider of intelligence-driven information security solutions exclusively focused on protecting our clients from cyberattacks. Our solutions enable organizations to fortify their cyber defenses to prevent security breaches, detect malicious activity in real time, prioritize and respond rapidly to security incidents and predict emerging threats. As of February 3, 2017, SecureWorks served approximately 4,400 subscription clients across 61 countries. For more information, visit www.secureworks.com.

Contact Information

Investor Inquiries:
Rebecca Gardy
Investor Relations Officer
404-417-4803
rgardy@secureworks.com

Media inquiries:
Elizabeth W. Clarke
Director of Media Relations
404-486-4492
eclarke@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Fiscal Years Ended
	February 3, 2017	January 29, 2016	February 3, 2017	January 29, 2016
Net revenue	$118,948	$94,081	$429,502	$339,522
Cost of revenue	56,206	49,631	212,599	183,809
Gross margin	62,742	44,450	216,903	155,713
Research and development	19,097	18,097	71,030	69,598
Sales and marketing	33,143	28,957	124,950	111,978
General and administrative	22,565	19,880	86,876	80,145
Total operating expenses	74,805	66,934	282,856	261,721
Operating loss	(12,063)	(22,484)	(65,953)	(106,008)
Interest and other, net	153	(330)	2,476	(6,569)
Loss before income taxes	(11,910)	(22,814)	(63,477)	(112,577)
Income tax benefit	(5,093)	(7,915)	(25,264)	(40,196)
Net loss	$(6,817)	$(14,899)	$(38,213)	$(72,381)

Net loss per common share (basic and diluted)	$(0.09)	$(0.21)	$(0.49)	$(1.03)
Weighted-average common shares
outstanding (basic and diluted)	80,009	70,000	77,635	70,000

Percentage of Total Net Revenue
Gross margin	52.7%	47.2%	50.5%	45.9%
Research and development	16.1%	19.2%	16.5%	20.5%
Sales and marketing	27.9%	30.8%	29.1%	33.0%
General and administrative	19.0%	21.1%	20.2%	23.6%
Operating expenses	62.9%	71.1%	65.9%	77.1%
Operating loss	(10.1)%	(23.9)%	(15.4)%	(31.2)%
Loss before income taxes	(10.0)%	(24.2)%	(14.8)%	(33.2)%
Net loss	(5.7)%	(15.8)%	(8.9)%	(21.3)%
Effective tax rate	42.8%	34.7%	39.8%	35.7%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	February 3, 2017	January 29, 2016
Assets:
Current assets:
Cash and cash equivalents	$116,595	$33,422
Accounts receivable, net	113,546	116,357
Inventories, net	1,947	3,549
Other current assets	51,947	26,211
Total current assets	284,035	179,539
Property and equipment, net	31,153	22,766
Goodwill	416,487	416,487
Purchased intangible assets, net	261,921	289,657
Other non-current assets	5,704	9,336
Total assets	$999,300	$917,785
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$24,119	$22,126
Accrued and other	59,704	60,407
Short-term deferred revenue	119,909	109,467
Short-term debt	—	27,993
Total current liabilities	203,732	219,993
Long-term deferred revenue	14,752	18,352
Other non-current liabilities	89,392	90,984
Total liabilities	307,876	329,329
Stockholders' equity	691,424	588,456
Total liabilities and stockholders' equity	$999,300	$917,785

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Years Ended
	February 3, 2017	January 29, 2016
Cash flows from operating activities:
Net loss	$(38,213)	$(72,381)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	39,425	40,638
Change in fair value of convertible notes	132	5,493
Stock-based compensation expense	8,883	841
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(2,239)	836
Income tax benefit	(25,264)	(40,196)
Other non-cash impacts	—	4,792
Provision for doubtful accounts	2,613	4,661
Excess tax benefit from share-based payment	(221)	—
Changes in assets and liabilities:
Accounts receivable	956	(52,443)
Due to/from parent	(15,582)	21,691
Inventories	1,610	(1,179)
Other assets	(139)	(10,065)
Accounts payable	2,041	2,311
Deferred revenue	7,185	34,591
Accrued and other liabilities	11,975	50,567
Net cash used in operating activities	(6,838)	(9,843)
Cash flows from investing activities:
Capital expenditures	(19,361)	(9,023)
Net cash used in investing activities	(19,361)	(9,023)
Cash flows from financing activities:
Proceeds from IPO, net	99,604	—
Capital contribution from parent, net	9,547	—
Excess tax benefit from share-based payment	221	—
Transfers from parent, net	—	24,383
Payment of deferred offering costs	—	(1,264)
Issuance of convertible notes	—	22,500
Net cash provided by financing activities	109,372	45,619
Net increase in cash and cash equivalents	83,173	26,753
Cash and cash equivalents at beginning of the period	33,422	6,669
Cash and cash equivalents at end of the period	$116,595	$33,422

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes to common stock	$28,125	$—
Financed capital expenditures	$800	$—
Income taxes paid	$910	$—

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in SecureWorks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of SecureWorks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies and SecureWorks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.

Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Fiscal Years Ended
	February 3, 2017	January 29, 2016	February 3, 2017	January 29, 2016
GAAP revenue	$118,948	$94,081	$429,502	$339,522
Impact of purchase accounting	221	692	884	2,769
Non-GAAP revenue	$119,169	$94,773	$430,386	$342,291

GAAP gross margin	$62,742	$44,450	$216,903	$155,713
Amortization of intangibles	3,411	3,410	13,642	13,640
Impact of purchase accounting	272	733	1,160	2,932
Stock-based compensation expense	130	—	462	—
Other	—	—	—	4,868
Non-GAAP gross margin	$66,555	$48,593	$232,167	$177,153

GAAP research and development expenses	$19,097	$18,097	$71,030	$69,598
Stock-based compensation expense	(571)	(70)	(2,033)	(277)
Non-GAAP research and development expenses	$18,526	$18,027	$68,997	$69,321

GAAP sales and marketing expenses	$33,143	$28,957	$124,950	$111,978
Stock-based compensation expense	(300)	—	(1,068)	—
Non-GAAP sales and marketing expenses	$32,843	$28,957	$123,882	$111,978

GAAP general and administrative expenses	$22,565	$19,880	$86,876	$80,145
Amortization of intangibles	(3,523)	(3,524)	(14,094)	(14,660)
Impact of purchase accounting	(240)	(229)	(886)	(916)
Stock-based compensation expense	(1,493)	(143)	(5,320)	(564)
Other	—	(535)	(1,164)	(8,917)
Non-GAAP general and administrative expenses	$17,309	$15,449	$65,412	$55,088

GAAP operating loss	$(12,063)	$(22,484)	$(65,953)	$(106,008)
Amortization of intangibles	6,934	6,933	27,736	28,299
Impact of purchase accounting	512	962	2,046	3,848
Stock-based compensation expense	2,494	213	8,883	841
Other	—	536	1,164	13,786
Non-GAAP operating loss	$(2,123)	$(13,840)	$(26,124)	$(59,234)

GAAP net loss	$(6,817)	$(14,899)	$(38,213)	$(72,381)
Amortization of intangibles	6,934	6,933	27,736	28,299
Impact of purchase accounting	512	962	2,046	3,848
Stock-based compensation expense	2,494	213	8,883	841
Other	—	536	1,164	13,786
Aggregate adjustment for income taxes	(4,704)	(2,926)	(16,113)	(17,508)
Non-GAAP net loss	$(1,581)	$(9,181)	$(14,497)	$(43,115)

GAAP net loss per share	$(0.09)	$(0.21)	$(0.49)	$(1.03)
Amortization of intangibles	0.09	0.10	0.36	0.40
Impact of purchase accounting	0.01	0.01	0.03	0.05
Stock-based compensation expense	0.03	—	0.11	0.01
Other	—	0.01	0.01	0.20
Aggregate adjustment for income taxes	(0.06)	(0.04)	(0.21)	(0.25)
Non-GAAP net loss per share *	$(0.02)	$(0.13)	$(0.19)	$(0.62)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(6,817)	$(14,899)	$(38,213)	$(72,381)
Interest and other, net	(153)	330	(2,476)	6,569
Income tax benefit	(5,093)	(7,915)	(25,264)	(40,196)
Depreciation and amortization	10,177	9,934	39,425	40,638
Stock-based compensation expense	2,494	213	8,883	841
Impact of purchase accounting	221	692	884	2,769
Other	—	536	1,164	13,786
Adjusted EBITDA	$829	$(11,109)	$(15,597)	$(47,974)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Fiscal Years Ended
Percentage of Total Net Revenue	February 3, 2017	January 29, 2016	February 3, 2017	January 29, 2016

GAAP gross margin	52.7%	47.2%	50.5%	45.9%
Non-GAAP adjustment	3.1%	4.1%	3.4%	5.9%
Non-GAAP gross margin	55.8%	51.3%	53.9%	51.8%

GAAP research and development expenses	16.1%	19.2%	16.5%	20.5%
Non-GAAP adjustment	(0.6)%	(0.2)%	(0.5)%	(0.2)%
Non-GAAP research and development expenses	15.5%	19.0%	16.0%	20.3%

GAAP sales and marketing expenses	27.9%	30.8%	29.1%	33.0%
Non-GAAP adjustment	(0.3)%	(0.2)%	(0.3)%	(0.3)%
Non-GAAP sales and marketing expenses	27.6%	30.6%	28.8%	32.7%

GAAP general and administrative expenses	19.0%	21.1%	20.2%	23.6%
Non-GAAP adjustment	(4.5)%	(4.8)%	(5.0)%	(7.5)%
Non-GAAP general and administrative expenses	14.5%	16.3%	15.2%	16.1%

GAAP operating loss	(10.1)%	(23.9)%	(15.4)%	(31.2)%
Non-GAAP adjustment	8.3%	9.3%	9.3%	13.9%
Non-GAAP operating loss	(1.8)%	(14.6)%	(6.1)%	(17.3)%

GAAP net loss	(5.7)%	(15.8)%	(8.9)%	(21.3)%
Non-GAAP adjustment	4.4%	6.1%	5.5%	8.7%
Non-GAAP net loss	(1.3)%	(9.7)%	(3.4)%	(12.6)%

SECUREWORKS CORP.
Reclassification of Operating Expenses and GAAP to Non-GAAP Reconciliation
(in thousands)
(unaudited)

	Q4 FY2017	Q3 FY2017	Q2 FY2017	Q1 FY2017
Research and Development
GAAP - As Stated	$19,097	$12,181	$12,848	$13,596
Reclassification	—	4,782	4,525	4,001
GAAP - As Reclassified	$19,097	$16,963	$17,373	$17,597
Stock Compensation	(571)	(692)	(688)	(82)
Non-GAAP - As reclassified *	$18,526	$16,271	$16,685	$17,515
As % of Non-GAAP Revenue	15.5%	15.2%	16.1%	17.5%

Research and Development
GAAP - As Stated	$33,143	$26,424	$28,639	$27,496
Reclassification	—	3,301	3,181	2,766
GAAP - As Reclassified	$33,143	$29,725	$31,820	$30,262
Stock Compensation	(300)	(363)	(362)	(43)
Non-GAAP - As reclassified *	$32,843	$29,362	$31,458	$30,219
As % of Non-GAAP Revenue	27.6%	27.4%	30.3%	30.2%

Research and Development
GAAP - As Stated	$22,565	$29,709	$29,306	$27,852
Reclassification	—	(8,083)	(7,706)	(6,767)
GAAP - As Reclassified	$22,565	$21,626	$21,600	$21,085
Amortization of intangibles	(3,523)	(3,524)	(3,523)	(3,524)
Impact of purchase accounting	(240)	(240)	(177)	(229)
Stock-based compensation	(1,493)	(1,812)	(1,799)	(216)
Other	—	—	—	(1,164)
Non-GAAP - As reclassified *	$17,309	$16,050	$16,101	$15,952
As % of Non-GAAP Revenue	14.5%	15.0%	15.5%	15.9%

Revenue Recognition
GAAP Revenue	$118,948	$107,108	$103,653	$99,793
Impact of purchase accounting	221	221	221	221
Non-GAAP Revenue	$119,169	$107,329	$103,874	$100,014

*	All Non-GAAP reclassification amounts are the same as the GAAP reclassification amounts

SECUREWORKS CORP.
Reclassification of Operating Expenses and GAAP to Non-GAAP Reconciliation
(in thousands)
(unaudited)

	Q4 FY2016	Q3 FY2016	Q2 FY2016	Q1 FY2016
Research and Development
GAAP - As Stated	$13,045	$12,230	$12,643	$11,830
Reclassification	5,052	4,757	4,941	5,100
GAAP - As Reclassified	$18,097	$16,987	$17,584	$16,930
Stock Compensation	(70)	(70)	(70)	(66)
Non-GAAP - As reclassified *	$18,027	$16,917	$17,514	$16,864
As % of Non-GAAP Revenue	19.0%	19.0%	21.7%	21.6%

Research and Development
GAAP - As Stated	$26,216	$27,109	$26,696	$22,119
Reclassification	2,741	2,526	2,514	2,057
GAAP - As Reclassified	$28,957	$29,635	$29,210	$24,176
Stock Compensation	—	—	—	—
Non-GAAP - As reclassified *	$28,957	$29,635	$29,210	$24,176
As % of Non-GAAP Revenue	30.6%	33.3%	36.3%	31.0%

Research and Development
GAAP - As Stated	$27,674	$28,228	$28,148	$25,784
Reclassification	(7,794)	(7,283)	(7,455)	(7,157)
GAAP - As Reclassified	$19,880	$20,945	$20,693	$18,627
Amortization of intangibles	(3,524)	(3,524)	(3,570)	(4,042)
Impact of purchase accounting	(229)	(229)	(229)	(229)
Stock-based compensation	(143)	(144)	(144)	(134)
Other	(535)	(1,847)	(3,446)	(3,089)
Non-GAAP - As reclassified *	$15,449	$15,201	$13,304	$11,133
As % of Non-GAAP Revenue	16.3%	17.1%	16.5%	14.3%

Revenue Recognition
GAAP Revenue	$94,081	$88,187	$79,855	$77,399
Impact of purchase accounting	692	692	693	692
Non-GAAP Revenue	$94,773	$88,879	$80,548	$78,091

*	All Non-GAAP reclassification amounts are the same as the GAAP reclassification amounts

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Low End of Guidance		High End of Guidance
	Three Months Ending	Full Year Ending	Three Months Ending	Full Year Ending
	April 5, 2017	February 2, 2018	April 5, 2017	February 2, 2018

GAAP revenue	$110	$457	$111	$463
Impact of purchase accounting	—	1	—	1
Non-GAAP revenue	$110	$458	$111	$464

GAAP net loss per share	$(0.15)	$(0.56)	$(0.14)	$(0.52)
Amortization of intangibles	0.09	0.35	0.09	0.35
Impact of purchase accounting	0.01	0.02	0.01	0.02
Stock-based compensation expense	0.04	0.18	0.04	0.18
Aggregate adjustment for income taxes	(0.05)	(0.21)	(0.05)	(0.21)
Non-GAAP net loss per share	$(0.06)	$(0.22)	$(0.05)	$(0.18)

GAAP net loss		$(45)		$(42)
Interest and other, net		(2)		(2)
Income tax benefit		(28)		(26)
Depreciation and amortization		41		41
Stock-based compensation expense		15		15
Impact of purchase accounting		2		2
Adjusted EBITDA		$(17)		$(12)

* Sum of quarterly guidance may differ from full year guidance due to rounding